                                  EXHIBIT 4.3

                    INPUT/OUTPUT, INC. AMENDED AND RESTATED
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                       (EFFECTIVE AS OF  JUNE 1, 1998)

                                    PURPOSE

       The purpose of the Plan is to promote the long-term growth of the Company by increasing the proprietary interest of Non-Employee Directors in the Company, and to attract and retain highly qualified and capable Non-Employee Directors by allowing these Non-Employee Directors to participate in the long-term growth and financial success of the Company.

                                   ARTICLE I
                                  DEFINITIONS

       For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

    1.1 "Annual Grant" shall have the meaning set forth in Section 4.2 hereof.

    1.2       "Board" means the board of directors of the Company.

    1.3 "Change in Control" means the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company,
(iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company, any successor to the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 40% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

    1.4       "Code" means the Internal Revenue Code of 1986, as amended.

    1.5 "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

    1.6       "Company" means Input/Output, Inc., a Delaware corporation.

    1.7 "Date of Grant" means the effective date on which an option is awarded to a Participant as set forth in the relevant stock option agreement.

    1.8       "Discretionary Grants" shall have the meaning set forth in
Section 4.3 hereof.


                                  Ex4.3-Page 1

    1.9 "Fair Market Value" of the Company's shares of Common Stock means (i) the closing sale price per share on the principal securities exchange on which the Common Stock is traded (or if there is no sale on the relevant date, then on the last previous day on which a sale was reported), or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

   1.10 "First Grant" shall have the meaning set forth in Section 4.2 hereof.

   1.11 "1934 Act" means the Securities Exchange Act of 1934, as amended.

   1.12 "Non-Employee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

   1.13 "Nonqualified Stock Option" or "Stock Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to
Article IV and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

   1.14 "Participant" means any Non-Employee Director who is, or who is proposed to be, a recipient of a Stock Option pursuant to the terms of this Plan.

   1.15 "Plan" means the Amended and Restated Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan, as it may be amended from time to time.

   1.16 "Second Grant" shall have the meaning set forth in Section 4.2 hereof.

   1.17 "Stock Dividend" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise of, or with respect to, the foregoing.

   1.18 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

   1.19 "Third Grant" shall have the meaning set forth in Section 4.2 hereof.

                                   ARTICLE II
                                 ADMINISTRATION

       Except as expressly set forth in Section 4.3 concerning Discretionary Grants, the Plan shall be administered in accordance with the terms of this
Article II by the Compensation Committee (the "Committee") of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

       The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

       The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.


                                  Ex4.3-Page 2

                                  ARTICLE III
                           SHARES SUBJECT TO THE PLAN

       Subject to the provisions of Articles X and XI of the Plan, the aggregate number of shares which may be issued to Participants under grants of Stock Options made by the Committee under the Plan shall not exceed 700,000. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan in accordance with Article V of this Plan, the number of shares available for future grants of options under the Plan shall be reduced only by the net number of shares issued upon the exercise of the option.

       Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan.


                                   ARTICLE IV
                              STOCK OPTION GRANTS

    4.1 ELIGIBILITY. Only Non-Employee Directors serving as such as of the Date of Grant shall be eligible to receive grants of Stock Options under this Plan.

    4.2 NON-DISCRETIONARY GRANT OF STOCK OPTIONS. On the first business day of November 1996, each person who is a then a Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 20,000 shares of Common Stock. Thereafter, on the first business day of November 1997, each such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares; on the first business day of November 1998, each such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares; and on the first business day of November of each year thereafter, so long as such Non-Employee Director is a Non-Employee Director as of the Date of Grant in such year, each such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares.

       With respect to any Non-Employee Director who joins the Board after the first business day of November 1996, on that date on which such person is first elected or otherwise commences serving as a Non-Employee Director, such person shall be granted a Nonqualified Stock Option to purchase 20,000 shares. Thereafter, on the first business day of the immediately succeeding November following such date, such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares; on the first business day of the November immediately succeeding the date that such 10,000-share Stock Option was granted, such Non-Employee Director shall be granted an additional Nonqualified Stock Option to purchase 10,000 shares; and on the first business day of November of each year thereafter, so long as such Non-Employee Director is a Non-Employee Director as of the Date of Grant in such year, each such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares.

       The first grant of a Nonqualified Stock Option for 20,000 shares pursuant to this Section 4.2 is herein referred to as the "First Grant"; the second grant and third grant of Nonqualified Stock Options for 10,000 shares each pursuant to this Section 4.2 is herein referred to as the "Second Grant" and the "Third Grant," respectively; and each subsequent grant of a Nonqualified Stock Option for 10,000 shares pursuant to this Section 4.2 is herein referred to as the "Annual Grant."

       Notwithstanding any provision contained herein to the contrary, any non-elective grant made pursuant to this Section 4.2 shall be conditioned on the availability of sufficient shares reserved for issuance under the terms of the Plan at the Date of Grant of such Stock Option. In the event that insufficient shares are then available, the number of shares under Nonqualified Stock Options to be granted shall be reduced to the extent shares are then so available, on the basis of the seniority of the Non-Employee Directors then eligible for grants hereunder (with the Non-Employee Directors having less time of service on the Board being first subject to reduction of the number of shares to be granted under their particular Stock Option), or on such other basis as deemed advisable or appropriate under the circumstances as determined by the Committee.

    4.3 DISCRETIONARY STOCK OPTION GRANTS. In addition to the Nonqualified Stock Option grants provided for in Section 4.2, the Board shall have full power and authority, in its sole discretion, to grant Nonqualified Stock Options hereunder to any or all Non-Employee Directors at such time or times, in such amounts, and upon such terms and conditions as the Committee, in its sole discretion, may prescribe. Grants of Nonqualified Stock Options pursuant to this Section 4.3 are referred to herein as "Discretionary Grants."


                                  Ex4.3-Page 3

    4.4 GRANTS EVIDENCED BY AGREEMENT. Each grant of Stock Options shall be evidenced by a stock option agreement setting forth the number of shares subject to the Stock Option, the option exercise price, the option period of the Stock Option, and such other terms and provisions as, except to the extent permitted herein, are not inconsistent with the Plan.

    4.5 EXERCISE PRICE. The exercise price for a Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.5, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

       With respect to the 300,000 additional shares of Common Stock authorized for issuance by the amendment to this Plan effective as of June 1, 1998 ("Additional Shares") and notwithstanding any provision contained in this Plan to the contrary, neither the Board nor the Committee shall (i) cancel and regrant any Stock Options granted hereunder covering Additional Shares or (ii) lower the exercise price of Stock Options granted hereunder covering Additional Shares.

    4.6 VESTING; OPTION PERIOD. Each Stock Option shall vest and be exercisable as follows: The First Grant Stock Options shall vest in 33.33% installments on the first, second and third anniversary dates of the First Grant; the Second Grant Stock Options shall vest in 50% installments on the first and second anniversary dates of the Second Grant; the Third Grant Stock Options shall be fully exercisable on and after the first anniversary date of the Third Grant; and the Annual Grants shall each be fully exercisable on the Date of Grant of each Annual Grant. In addition, Discretionary Grant Stock Options shall vest in 33.33% consecutive annual installments commencing on the first anniversary date of each such Discretionary Grant, or as the Committee shall otherwise prescribe. In no event shall the period of time during which a Nonqualified Stock Option may be exercised exceed ten years from the Date of Grant of the Stock Option in question. No Stock Option may be exercised at any time after the expiration of its option period. A Stock Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.


                                   ARTICLE V
                           EXERCISE OF STOCK OPTIONS

        Full payment for shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of shares of Common Stock which have a Fair Market Value equal to the exercise price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the exercise price). No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him. Additionally, shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable stock option agreement, by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

                                   ARTICLE VI
                      TERMINATION OF EMPLOYMENT OR SERVICE

       In the event a Participant shall cease to serve in his capacity as a director of the Company for any reason other than death, disability or retirement pursuant to Company policies, such Participant's Stock Options may be exercised by the Participant for a period of one hundred eighty (180) days after the Participant's termination of service, or until expiration of the applicable Option Period (if sooner), to the extent of the shares with respect to which such Stock Options could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options shall terminate. In addition, a Participant's Stock Options may be exercised as follows in the event of such Participant's death, disability or retirement:

              (a) DEATH. In the event of death while serving as a director, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the Stock Option may be exercised for a period of twelve (12) months after the Participant's death or until expiration of the Stock Option period (if sooner), by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death; and

              (b) DISABILITY OR RETIREMENT. In the event of termination of service as a director as the result of a total and permanent disability (as defined in Section 22(e) of the Code) or retirement as a director pursuant to standard Company policies applicable to directors, then all unmatured installments of Stock Options outstanding shall thereupon automatically


                                  Ex4.3-Page 4
       be accelerated and become fully vested and exercisable in full, and the Stock Option may be exercised by the Participant or his guardian or legal representative for a period of twelve (12) months after such termination or until expiration of the Stock Option period (if sooner).


                                     ARTICLE VII
                             AMENDMENT OR DISCONTINUANCE

       The Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part.

       In addition, the Board shall have the power to amend the Plan in any manner advisable in order for Stock Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), including amendments as a result of changes to Rule 16b-3 or the regulations thereunder to permit greater flexibility with respect to Stock Options granted under the Plan, and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any stock option agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article VII shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                  ARTICLE VIII
                               EFFECT OF THE PLAN

       Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any director any right to be granted a Stock Option, to purchase or receive Common Stock of the Company or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.


                                   ARTICLE IX
                                      TERM

       The Plan shall be submitted to the Company's stockholders for their approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 12th day of July, 2006. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.


                                   ARTICLE X
                              CAPITAL ADJUSTMENTS

       If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

                   (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

                  (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.


                                  Ex4.3-Page 5

       Any fractional shares resulting from any adjustment made pursuant to this Article X shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.


                                   ARTICLE XI
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

       11.1 The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       11.2 Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Stock Options or provide for other equitable adjustments after changes in the shares of Common Stock resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization, or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary in order to preserve Participants' rights under the Plan.

       11.3 In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Company, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms.

       11.4 In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

       11.5 Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such Participant.


                                  ARTICLE XII
                   OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS
                         GRANTED BY OTHER CORPORATIONS

       Stock Options may be granted under the Plan from time to time in substitution for such stock options held by directors of a corporation who become or are about to become directors of the Company as the result of a merger or consolidation of the corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the corporation as the result of which it becomes a Subsidiary.


                                  Ex4.3-Page 6

                                  ARTICLE XIII
                             MISCELLANEOUS PROVISIONS

        13.1 EXERCISE OF STOCK OPTIONS. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable stock option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may shares be issued pursuant to a Stock Option if any necessary listing of the shares on a stock exchange or any registration or qualification under state or federal securities laws required under the circumstances has not been accomplished.

        13.2 LIMITED ASSIGNABILITY. A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended). In addition, the Committee may, in its discretion, authorize all or a portion of the Stock Options granted to a Participant to be on terms which permit transfer by such Participant to (A) the spouse, ex-spouse, children, step children or grandchildren of the Participant ("Immediate Family Members"),
(B) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, (C) a partnership or limited liability company in which one or more Immediate Family Members are the only partners or members, (D) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision and/or (E) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, so long as (x) the stock option agreement evidencing any Stock Option granted pursuant to this Plan is approved by the Committee and expressly provides for transferability in a manner consistent with this
Section 13.2, and (y) subsequent transfers of such Stock Option shall be prohibited except for transfers by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as described above). Furthermore, the Committee may, in its discretion, authorize all or a portion of the Stock Options granted to a Participant to be on terms which permit transfer by such Participant to other entities or persons to whom the Committee may in its discretion permit transfers of Stock Options.

       Following transfer, such Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles II, III, V, VII, X, XI and XIII of this Plan the term "Participant" shall be deemed to include the transferee. The provisions of Article VI of this Plan concerning events of termination of service shall continue to be applied with respect to the original Participant, following which event(s) any such affected stock options shall be exercisable by the transferee only to the extent and for the periods specified therein or in the stock option agreement. The Committee and the Company shall have no obligation to inform any transferee of a Stock Option of any expiration, termination, lapse or acceleration of such Stock Option. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, if the particular stock option agreement so provides, by the Participant's guardian or legal representative. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.

        13.3 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        13.4 STOCKHOLDERS' RIGHTS. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

        13.5 INDEMNIFICATION OF BOARD AND COMMITTEE. No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

        13.6 INTERPRETATION. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. All references in this Plan to sections of the Code or ERISA shall be deemed to include any successor provisions to such sections as contained in any laws or regulations adopted or promulgated subsequent to August 1, 1996.


                                  Ex4.3-Page 7

                                  ARTICLE XIV
                                 EFFECTIVE DATE

       This Plan was approved by the stockholders of the Company at the 1996 annual meeting of stockholders of the Company and became effective as of the date of its approval by the Board and will continue in effect until the expiration of its term or until earlier terminated, amended, or suspended in accordance with the terms hereof.


                                  Ex4.3-Page 8